Exhibit 99.1

FOR IMMEDIATE RELEASE

JCPenney to Reduce Debt and Strengthen Financial Position

Through Restructuring Support Agreement

Despite JCPenney’s Significant Progress in Executing its Transformation Strategy, Impact of

Unprecedented Coronavirus (COVID-19) Pandemic Necessitates Accelerated Financial Restructuring

Customers Continue to Find the Stylish Merchandise in Select Stores and on jcp.com

Highly Experienced and Dedicated Retail Leadership Team Continuing to Lead JCPenney

Restructuring Support Agreement Supported by Approximately 70% of First Lien Lenders; Files Voluntary

Chapter 11 Petitions to Implement Financial Restructuring Plan

Secures $900 Million in Debtor-in-Possession Financing

PLANO, Texas (May 15, 2020) – J. C. Penney Company, Inc. (NYSE: JCP) today announced that it has entered into a restructuring support agreement (the “RSA”) with lenders holding approximately 70% of JCPenney’s first lien debt to reduce the Company’s outstanding indebtedness and strengthen its financial position. The RSA contemplates agreed-upon terms for a pre-arranged financial restructuring plan (the “Plan”) that is expected to reduce several billion dollars of indebtedness, provide increased financial flexibility to help navigate through the Coronavirus (COVID-19) pandemic, and better position JCPenney for the long-term. To implement the Plan, the Company today filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, in Corpus Christi, TX (the “Court”).

During this process, JCPenney will continue to be one of the nation’s largest apparel and home retailers with an expansive footprint of hundreds of stores across the U.S. and Puerto Rico and a powerful eCommerce site, jcp.com. JCPenney is welcoming customers back to select stores and continuing to offer its Contact-free curbside pickup service at all open stores. At the same time, JCPenney’s eCommerce distribution centers continue to fulfill online orders and customer care centers are answering inquiries as usual. The health and safety of associates, customers, and communities remains a top priority, and the Company is gradually reopening stores and offices in a phased approach while following guidance from local and state orders.

“The Coronavirus (COVID-19) pandemic has created unprecedented challenges for our families, our loved ones, our communities, and our country. As a result, the American retail industry has experienced a profoundly different new reality, requiring JCPenney to make difficult decisions in running our business to protect the safety of our associates and customers and the future of our company. Until this pandemic struck, we had made significant progress rebuilding our company under our Plan for Renewal strategy – and our efforts had already begun to pay off. While we had been working in parallel on options to strengthen our balance sheet and extend our financial runway, the closure of our stores due to the pandemic necessitated a more fulsome review to include the elimination of outstanding debt,” said Jill Soltau, chief executive officer of JCPenney.

Ms. Soltau continued, “Implementing this financial restructuring plan through a court-supervised process is the best path to ensure that JCPenney will build on its over 100-year history to serve our customers for decades to come. We believe the RSA and the widespread support we have received from our asset-based lenders and first lien lenders will allow us to pursue a financial restructuring on an expedited timeframe. We are also encouraged by the level of support we have received from our vendor partners, landlords, and other stakeholders, whose confidence in our business and our people is expected to contribute to a successful reorganization.”

“We have a newly refreshed, highly experienced team of retail executives who remain focused on rebuilding our business and restoring financial strength to JCPenney. This team has continued to innovate even during these challenging times, implementing substantial improvements to our flagship eCommerce platform to increase efficiency and ensure our loyal customers continue to have access to the products they need through elevated shopping experiences. I would also like to thank all of our outstanding associates for their continued dedication to our company and their passion for meeting and exceeding our customers’ expectations. We are continuing to serve our customers as we move through this process with a commitment to working seamlessly with our vendor partners and landlords. We look forward to emerging from both Chapter 11 and this pandemic as a stronger retailer, continuing to implement our Plan for Renewal, and building capabilities focused on satisfying customers’ wants and needs,” Soltau concluded.

JCPenney’s Transformation Strategy

JCPenney has been successfully implementing its Plan for Renewal transformation strategy to improve gross margin, reduce inventory, eliminate inefficient spending, and design an engaging, inspiring shopping experience. Specifically, JCPenney has made foundational improvements to:

•	Offer Compelling Merchandise

•	Drive Traffic

•	Deliver an Engaging Experience

•	Fuel Growth

•	Build a Results-Minded Culture

While the challenging market conditions have impacted the Company’s ability to meet its current operational and financial objectives, the Company remains focused on returning JCPenney to sustainable, profitable growth by reestablishing the fundamentals of retail, re-envisioning its merchandise offerings, and rolling out new innovations. The Company will continue to gather customer feedback and make improvements that enhance the shopping experience throughout this difficult time and over the long-term. Prior to the unprecedented Coronavirus (COVID-19) pandemic, the Company had made meaningful progress on its Plan for Renewal and successfully met or exceeded guidance on all five financial objectives for 2019 and saw comparable store sales improvement in six of eight merchandise divisions in the second half of 2019 over the first half.

Financing and Ongoing Operations

JCPenney has approximately $500 million in cash on hand as of the Chapter 11 filing date. JCPenney has received commitments for $900 million in debtor-in-possession (“DIP”) financing from its existing first lien lenders, which includes $450 million of new money. Following Court approval, this financing, combined with cash flow generated by the Company’s ongoing operations, is expected to be sufficient to meet JCPenney’s operational and restructuring needs. As part of the DIP commitment from its existing lenders, JCPenney will explore additional opportunities to maximize value, including a third-party sale process.

JCPenney will file a number of customary first day motions with the U.S. Bankruptcy Court seeking authorization to support its operations during the financial restructuring process, including authority to pay non-furloughed associate wages, provide certain benefits to all associates, and to pay vendor partners in the ordinary course for all goods and services provided on or after the Chapter 11 filing date.

Store Optimization

Implementing the financial restructuring will allow JCPenney to accelerate its store optimization strategy. As part of its ongoing transformation, JCPenney will reduce its store footprint to better align its business with the current operating environment. Stores will close in phases throughout the Chapter 11 process – and the first phase of closures, including specific store details and timing, will be disclosed in the coming weeks.

Additional Information

Additional information regarding JCPenney’s financial restructuring is available at www.jcprestructuring.com. Court filings and information about the claims process are available at http://cases.primeclerk.com/JCPenney, by calling the Company’s claims agent, Prime Clerk, toll-free at 877-720-6576 or sending an email to JCPenneyinfo@primeclerk.com.

Advisors

Kirkland & Ellis LLP is serving as legal advisor, Lazard is serving as financial advisor, and AlixPartners LLP is serving as restructuring advisor to the Company.

Forward-Looking Statements

The Company has included statements in this communication that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect” and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding sales, cost of goods sold, selling, general and administrative expenses, earnings, cash flows and liquidity. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Company and its subsidiaries’ Chapter 11 cases (the “Chapter 11 Cases”), including with respect to any proposed debtor-in-possession financing; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels; changes in store traffic trends; the cost of goods; more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all; trade restrictions; the ability to monetize non-core assets on acceptable terms; the ability to implement the Company’s strategic plan, including its omnichannel initiatives; customer acceptance of the Company’s strategies; the Company’s ability to attract, motivate and retain key executives and other associates; the impact of cost reduction initiatives; the Company’s ability to generate or maintain liquidity; implementation of new systems and platforms; changes in tariff, freight and shipping rates; changes in the cost of fuel and other energy and transportation costs; disruptions and congestion at ports through which the Company imports goods; increases in wage and benefit costs; competition and retail industry consolidations; interest rate fluctuations; dollar and other currency valuations; the impact of weather conditions; risks associated with war, an act of terrorism or pandemic; the ability of the federal government to fund and conduct its operations; a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information; legal and regulatory proceedings; the Company’s ability to access the debt or equity markets on favorable terms or at all; the Company’s ability to comply with the continued listing criteria of the New York Stock Exchange (the “NYSE”) and risks arising from the potential suspension of trading of the Company’s common stock on, or delisting from, the NYSE; and the impact of natural disasters, public health crises or other catastrophic events on the Company’s financial results, in particular as the Company manages its business through the COVID-19 pandemic and the resulting restrictions and uncertainties in the general economic and business environment. Please refer to the Company’s Annual Report on Form 10-K for the year ended February 2, 2020, and quarterly reports on Form 10-Q filed subsequently thereto, for a further discussion of risks and uncertainties. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by the Company in this communication is based only on information currently available to it and speaks only as of the date on which such statement is made. The Company does not undertake to update these forward-looking statements as of any future date.

Media Relations:

Brooke Buchanan

(972) 431-3400 or jcpnews@jcp.com; Follow us @jcpnews

Meaghan Repko / Jed Repko / Dan Moore

Joele Frank Wilkinson Brimmer Katcher

212-355-4449

Investor Relations:

(972) 431-5500 or jcpinvestorrelations@jcp.com

About JCPenney

J. C. Penney Company, Inc. (NYSE: JCP), one of the nation’s largest apparel and home retailers, combines an expansive footprint of approximately 850 stores across the United States and Puerto Rico with a powerful e-commerce site, jcp.com, to deliver style and value for all hard-working American families. At every touchpoint, customers will discover stylish merchandise at incredible value from an extensive portfolio of private, exclusive and national brands. Reinforcing this shopping experience is the customer service and warrior spirit of nearly 85,000 associates across the globe, all driving toward the Company’s mission to help customers find what they love for less time, money and effort. For additional information, please visit jcp.com.

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